Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-154716) and Form S-8 (Nos. 333-66714, 333-66712, 333-64688, 333-64690, 33-63953, 333-134244, 333-134251, 333-134252, 333-142527, 333-154711 and 333-159971) of Insituform Technologies, Inc. of our report dated June 16, 2009 relating to the consolidated financial statements of The Bayou Companies, L.L.C., which appears in this Current Report on Form 8-K/A of Insituform Technologies, Inc. dated June 16, 2009.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Saint Louis, Missouri

June 16, 2009